Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS SECOND QUARTER 2023

EARNINGS PER DILUTED SHARE OF $2.65

THOMASVILLE, N.C. (July 26, 2023) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2023.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2023	2022	% Chg.	2023	2022	% Chg.
Total revenue	$1,413,189	$1,667,448	(15.2)%	$2,855,325	$3,164,728	(9.8)%
LTL services revenue	$1,397,815	$1,644,659	(15.0)%	$2,822,187	$3,120,440	(9.6)%
Other services revenue	$15,374	$22,789	(32.5)%	$33,138	$44,288	(25.2)%
Operating income	$391,594	$508,705	(23.0)%	$774,643	$914,323	(15.3)%
Operating ratio	72.3%	69.5%		72.9%	71.1%
Net income	$292,362	$376,078	(22.3)%	$577,400	$675,829	(14.6)%
Diluted earnings per share	$2.65	$3.30	(19.7)%	$5.23	$5.90	(11.4)%
Diluted weighted average shares outstanding	110,199	113,805	(3.2)%	110,438	114,485	(3.5)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s second quarter financial results reflect continued softness in the domestic economy. The resulting weakness in volumes contributed to the 15.2% decrease in our total revenue. Our team effectively managed our variable costs during the quarter while also delivering superior service, which supported our ongoing yield-management initiatives. The combination of these efforts allowed us to produce a 72.3% operating ratio and earnings per diluted share of $2.65.

“The decrease in revenue was primarily due to the 14.1% decrease in LTL tons per day and 1.1% decrease in LTL revenue per hundredweight. This yield metric was impacted by the significant decrease in the price of diesel fuel, as our LTL revenue per hundredweight, excluding fuel surcharges, increased 7.6% during the quarter. We remain focused on consistently increasing our yield to offset cost inflation and support our ongoing investments in capacity. Our ability to consistently offer network capacity is a key component of our value proposition. We believe this differentiates us from others in our industry and will continue to support our long-term market share initiatives.

“Our operating ratio increased 280 basis points to 72.3% for the second quarter of 2023. This change was primarily due to the increase in overhead costs as a percent of revenue, as our direct operating costs remained consistent as a percent of revenue between the periods compared. The increase in our overhead cost categories was primarily due to the

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ODFL Reports Second Quarter Financial Results

July 26, 2023

deleveraging effect associated with the decrease in our revenue. In addition, our aggregate depreciation expenses increased due to the ongoing execution of our capital expenditure plan.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $287.8 million for the second quarter of 2023 and $703.2 million for the first half of the year. The Company had $55.1 million in cash and cash equivalents at June 30, 2023.

Capital expenditures were $244.7 million for the second quarter of 2023 and $479.4 million for the first half of the year. The Company expects its aggregate capital expenditures for 2023 to total approximately $700 million, including planned expenditures of $260 million for real estate and service center expansion projects; $365 million for tractors and trailers; and $75 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the second quarter of 2023 through its share repurchase and dividend programs. For the first six months of this year, the cash utilized for shareholder return programs included $302.2 million of share repurchases and $87.8 million of cash dividends.

Share Repurchase Authorization

The Company’s Board of Directors approved a new share repurchase program that authorizes Old Dominion to repurchase up to $3.0 billion of its outstanding stock. This new repurchase program will begin after the completion of the Company’s existing $2.0 billion repurchase program, which had $376.9 million remaining available and uncommitted at June 30, 2023. Share repurchases may be effected in the open market or through privately negotiated transactions, including through repurchase plans designed to comply with Rule 10b5-1 and accelerated share repurchase transactions. The new and existing share repurchase programs do not have an expiration date. While the Company intends to return excess capital to its shareholders through its share repurchase and dividend programs, the priority for capital spending will continue to be strategic investments in capital expenditures to support the long-term profitable growth of its business.

Summary

Mr. Freeman concluded, “The OD Family of employees continued to execute our long-term strategic plan during the second quarter, and we believe our financial results prove the power of our business model. Our team continued to deliver superior service at a fair price and, as a result, our market share has remained relatively consistent in an environment where overall freight demand was subdued. We will continue to execute on the same business strategies that have guided us for many years, and throughout many economic cycles, to be prepared for the eventual inflection in the demand environment. We are confident in our long-term market share opportunities and believe that our service and capacity advantages in the marketplace will allow us to capitalize on future revenue growth opportunities.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through August 2, 2023, at (877) 344-7529, Access Code 7609314.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein,

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ODFL Reports Second Quarter Financial Results

July 26, 2023

including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to health epidemics, pandemics and similar outbreaks; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of equipment and parts, including regulatory changes and supply constraints that could impact the cost of these assets; (6) increased costs, beyond what we may be able to recover through price increases, including as a result of inflation; (7) the availability and cost of suitable real estate; (8) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (9) the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (10) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) decreases in demand for, and the value of, used equipment; (13) our ability to successfully consummate and integrate acquisitions; (14) the costs and potential liabilities related to our international business relationships; (15) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (16) the competitive environment with respect to our industry, including pricing pressures; (17) various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (18) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (19) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (20) our ability to retain our key employees and continue to effectively execute our succession plan; (21) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (22) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (23) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (24) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (25) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (26) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (27) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (28) the effects of legal, regulatory or market responses to climate change concerns; (29) the increase in costs associated with healthcare legislation and other mandated benefits; (30) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (31) the impact of changes in tax laws, rates, guidance and interpretations; (32) the concentration of our stock ownership with the Congdon family; (33) the ability or the failure to declare future cash dividends; (34) fluctuations in the amount and frequency of our stock repurchases; (35) volatility in the market value of our common stock; (36) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (37) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events

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ODFL Reports Second Quarter Financial Results

July 26, 2023

or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Second Quarter Financial Results

July 26, 2023

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year to Date
(In thousands, except per share amounts)	2023		2022		2023		2022
Revenue	$1,413,189	100.0%	$1,667,448	100.0%	$2,855,325	100.0%	$3,164,728	100.0%

Operating expenses:
Salaries, wages & benefits	642,841	45.5%	705,710	42.3%	1,294,916	45.4%	1,385,899	43.8%
Operating supplies & expenses	165,373	11.7%	236,712	14.2%	357,757	12.5%	428,069	13.5%
General supplies & expenses	38,606	2.8%	39,116	2.3%	78,151	2.7%	74,629	2.4%
Operating taxes & licenses	36,890	2.6%	34,952	2.1%	73,591	2.6%	70,028	2.2%
Insurance & claims	15,381	1.1%	16,964	1.0%	31,409	1.1%	33,071	1.0%
Communications & utilities	11,515	0.8%	9,898	0.6%	22,532	0.8%	19,774	0.6%
Depreciation & amortization	79,784	5.6%	68,310	4.1%	155,731	5.4%	135,650	4.3%
Purchased transportation	28,596	2.0%	42,681	2.6%	59,211	2.1%	95,181	3.0%
Miscellaneous expenses, net	2,609	0.2%	4,400	0.3%	7,384	0.3%	8,104	0.3%

Total operating expenses	1,021,595	72.3%	1,158,743	69.5%	2,080,682	72.9%	2,250,405	71.1%

Operating income	391,594	27.7%	508,705	30.5%	774,643	27.1%	914,323	28.9%

Non-operating (income) expense:
Interest expense	89	0.0%	213	0.0%	289	0.0%	286	0.0%
Interest income	(2,368)	(0.1)%	(471)	(0.0)%	(5,179)	(0.2)%	(600)	(0.0)%
Other expense, net	1,947	0.1%	750	0.0%	3,458	0.1%	1,355	0.0%

Income before income taxes	391,926	27.7%	508,213	30.5%	776,075	27.2%	913,282	28.9%

Provision for income taxes	99,564	7.0%	132,135	7.9%	198,675	7.0%	237,453	7.5%

Net income	$292,362	20.7%	$376,078	22.6%	$577,400	20.2%	$675,829	21.4%

Earnings per share:
Basic	$2.67		$3.33		$5.26		$5.94
Diluted	$2.65		$3.30		$5.23		$5.90

Weighted average outstanding shares:
Basic	109,521		113,079		109,737		113,745
Diluted	110,199		113,805		110,438		114,485

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ODFL Reports Second Quarter Financial Results

July 26, 2023

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2023	2022	% Chg.	2023	2022	% Chg.
Work days	64	64	—%	128	128	—%
Operating ratio	72.3%	69.5%		72.9%	71.1%
LTL intercity miles (1)	170,294	194,726	(12.5)%	343,932	378,333	(9.1)%
LTL tons (1)	2,296	2,672	(14.1)%	4,635	5,325	(13.0)%
LTL tonnage per day	35,878	41,746	(14.1)%	36,209	41,600	(13.0)%
LTL shipments (1)	3,008	3,398	(11.5)%	6,026	6,738	(10.6)%
LTL shipments per day	46,998	53,096	(11.5)%	47,077	52,643	(10.6)%
LTL revenue per intercity mile	$8.21	$8.45	(2.8)%	$8.24	$8.29	(0.6)%
LTL revenue per hundredweight	$30.44	$30.78	(1.1)%	$30.58	$29.46	3.8%
LTL revenue per hundredweight, excluding fuel surcharges	$25.50	$23.69	7.6%	$25.29	$23.40	8.1%
LTL revenue per shipment	$464.79	$484.08	(4.0)%	$470.34	$465.63	1.0%
LTL revenue per shipment, excluding fuel surcharges	$389.39	$372.56	4.5%	$389.10	$369.84	5.2%
LTL weight per shipment (lbs.)	1,527	1,572	(2.9)%	1,538	1,580	(2.7)%
Average length of haul (miles)	925	934	(1.0)%	925	937	(1.3)%
Average active full-time employees	22,438	24,893	(9.9)%	22,705	24,585	(7.6)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$55,141	$186,312
Short-term investments	—	49,355
Other current assets	675,468	698,073
Total current assets	730,609	933,740
Net property and equipment	4,001,099	3,687,068
Other assets	247,224	217,802
Total assets	$4,978,932	$4,838,610

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	483,018	509,793
Total current liabilities	503,018	529,793
Long-term debt	59,970	79,963
Other non-current liabilities	583,909	575,937
Total liabilities	1,146,897	1,185,693
Equity	3,832,035	3,652,917
Total liabilities & equity	$4,978,932	$4,838,610

Note: The financial and operating statistics in this press release are unaudited.

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